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Exhibit 3.5

Filing fee:	$35.00	[STAMP]
+ License fee:	$75.00	(See Section 136 II)

Total fees	$110.00

Use black print or type. Leave 1" margins both sides.

ARTICLES OF INCORPORATION
OF
ACCUMED, INC.

THE UNDERSIGNED, ACTING AS INCORPORATOR(S) OF A CORPORATION UNDER THE NEW HAMPSHIRE BUSINESS CORPORATION ACT, ADOPT(S) THE FOLLOWING ARTICLES OF INCORPORATION FOR SUCH CORPORATION:

        FIRST:    The name of the corporation is                         ACCUMED,  INC.

                         (Note 1)

        SECOND:    The period of its duration if such period is other than perpetual:                            Perpetual

        THIRD:    The corporation is empowered to transact any and all lawful business for which corporations may be incorporated under RSA 293-A and the principal purpose or purposes for which the corporation is organized are:

To acquire, construct, maintain and operate a pharmacy and all lawful business for which corporation may be incorporated under NH RSA 293-A and RSA 318-B.

[if more space is needed, attach additional sheet(s)]

        FOURTH:    The aggregate number of shares which the corporation shall have authority to issue is: (Note 2)

    15,000        Common        Par Value $1.00

        FIFTH:    The capital stock will be sold or offered for sale within the meaning of RSA 421-B. (New Hampshire Securities Act) (Note 3)*

        SIXTH:    Provisions, if any, for the limitation or denial of preemptive rights: (Note 4)*

        There shall be no pre-emptive rights with respect to any shares of this corporation.

        SEVENTH:    Provisions for the regulation of the internal affairs of the corporation are: (Note 5)*

        Provision for the regulation of the internal officers are located in the Articles of Incorporation and the By-Laws. Also generally by N.H. 293-A and RSA 318-B.

        EIGHTH:    Provision eliminating or limiting personal liability of directors or officers: (Note 6)*

    None

*Add additional pages if needed.

        NINTH:    The address of the initial registered office of the corporation is One Fisher Avenue, Penacook, NH 03303 and the name of its initial registered agent at such address is Joseph Stewart, Esquire c/o ACCUMED, INC., One Fisher Ave., P.O. Box 9018, Penacook, NH 03303

        TENTH:    The number of directors constituting the initial board of directors of the corporation is 4, and the names and addresses of the persons who are to serve as directors until the first annual meeting of shareholders or until their successors are elected and shall qualify are:

Name	Address
Forrest D. McKerley	One Fisher Ave., Penacook, NH 03303
James P. McKerley	One Fisher Ave., Penacook, NH 03303
Matthew McKerley	One Fisher Ave., Penacook, NH 03303
Charles J. Fanaras	125 North Main St., Concord, NH 03301

        ELEVENTH:    The name and address of each incorporator is:

Name	Address
Forrest D. McKerley	One Fisher Ave., Penacook, NH 03303
James P. McKerley	One Fisher Ave., Penacook, NH 03303
Matthew McKerley	One Fisher Ave., Penacook, NH 03303
Charles J. Fanaras	125 North Main St., Concord, NH 03301

Dated: July 29, 1991

/s/ FORREST D. MCKERLEY
/s/ JAMES P. MCKERLEY
/s/ MATTHEW MCKERLEY
/s/ CHARLES J. FANARAS
Incorporator(s) (Note 7)

Mail fee, DUPLICATE ORIGINALS (ORIGINAL SIGNATURES ON BOTH) AND
CERTIFICATE FROM OFFICE OF SECURITIES REGULATION (Note 3) to:
Secretary of State, Rm. 204, State House, Concord, NH 03301-4989

STATE OF NEW HAMPSHIRE

Filing fee: $15.00	Form No. 9
Use black print or type.	RSA 293-A:5.02 (a) and 15.08 (a)

STATEMENT OF CHANGE OF REGISTERED OFFICE
OR REGISTERED AGENT, OR BOTH, BY CORPORATION

TO THE SECRETARY OF STATE OF THE STATE OF NEW HAMPSHIRE

PURSUANT TO THE PROVISIONS OF THE NEW HAMPSHIRE BUSINESS CORPORATION ACT, THE UNDERSIGNED CORPORATION, ORGANIZED UNDER THE LAWS OF THE STATE OF New Hampshire SUBMITS THE FOLLOWING STATEMENT FOR THE PURPOSE OF CHANGING ITS REGISTERED OFFICE OR ITS REGISTERED AGENT, OR BOTH, IN THE STATE OF NEW HAMPSHIRE:

FIRST: The name of the corporation is: Accumed, Inc.
SECOND: The name of its registered agent is recorded as: Joseph Stewart
THIRD: The street address, town/city of its registered office is recorded as: One Fisher Ave., Penacook, NH 03303
FOURTH: The name of its new registered agent is (Note 1): C T Corporation System
FIFTH: The street address, town/city of its new registered office is (Note 1): 9 Capitol Street, Concord, NH 03301
SIXTH: The street address, town/city of its registered office and the address of the business office of its registered agent, as changed, will be identical.
SEVENTH: (Print Name) C T CORPORATION SYSTEM hereby consents to serve as registered agent for this corporation. (Note 2)
[STAMP]	By:	/s/ Korri A. Behler (Note 2) Signature of new agent
	Dated:	June 2, 1999
KORRI A. BEHLER (Note 3) Special Assistant Secretary
	By:	/s/ Ira C. Gubernick (Note 4) Signature of its VP, Chairman's Office & Corporate Secretary
Ira C. Gubernick Print or type name
Notes:	1.	Refer to law on reverse side. (If a post office box is given, the physical location must also be given.)
	2.	If a Foreign Corporation, the seventh statement must be completed and signed by new agent or a letter of consent signed by new agent must be submitted with this form.
	3.	Exact corporate name of corporation making the statement.
	4.	Signature and title of person signing for the corporation. Must be signed by chairman of the board of directors, president or another officer; or see RSA 293-A:1.20(f) for alternative signatures.

Mail fee with ORIGINAL AND ONE EXACT OR CONFORMED COPY to: Secretary of State, State House, Room 204, 107 North Main Street, Concord, NH 03301-4989

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  Exhibit 3.5
ARTICLES OF INCORPORATION OF ACCUMED, INC.
STATEMENT OF CHANGE OF REGISTERED OFFICE OR REGISTERED AGENT, OR BOTH, BY CORPORATION